UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 1, 2007 (July 31, 2007)

Date of Report (Date of earliest event reported)

EXECUTE SPORTS, INC.
(Exact name of registrant as specified in charter)

Nevada	333-125868	33-125868
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21143 Hawthorne BL #425 Torrance, CA 90503
(Address of principal executive offices)

(949) 498-5990
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Statements in this Current Report on Form 8-K (including the exhibit) that are not purely historical facts, including statements regarding Execute Sports' beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, introduction of products in a timely fashion, market acceptance of new products, cost increases, fluctuations in and obsolescence of inventory, price and product competition, availability of labor and materials, development of new third-party products and techniques that render Execute Sports’ products obsolete, delays in obtaining regulatory approvals, potential product recalls and litigation. Risk factors, cautionary statements and other conditions which could cause Execute Sports' actual results to differ from management's current expectations are contained in Execute Sports’ filings with the Securities and Exchange Commission. Execute Sports undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 31, 2007, Execute Sports, Inc. (“Execute Sports” or the “Company”) entered into an Addendum to Promissory Note (“Addendum”) with John Helms (“Helms”), as more fully described herein, amending the repayment provisions of certain debt obligations of the Company to Helms.

Background

On August 4, 2004, Execute Sports issued a promissory note to Helms bearing interest at two percent (2%) per annum (the “2004 Note”). On February 28, 2005, Execute Sports entered into a certain Promissory Note Cancellation and Reissuance Agreement with Helms providing for, among other things, the cancellation of the 2004 Note and the issuance of a new Payment in Kind Promissory Note in the principal face amount of $210,000, bearing interest at two percent (2%) per annum (the “2005 Note”).  On March 15, 2006, Execute Sports entered into a new Promissory Note Cancellation and Reissuance Agreement with Helms, providing for, among other things, the cancellation of the 2005 Note and the issuance of a new Payment in Kind Promissory Note in the principle amount of $174,824.26, bearing interest at four percent (4%) per annum (the “Note”).

July 31, 2007 Addendum

According to the Addendum, Helms and the Company agreed that the amount owed under the Note, or approximately $164,221.45 (the “Amount Owed”) shall be paid in the following manner: (a) 3,000,000 shares of restricted common stock of the Company to be issued and forwarded to Helms within seven (7) business days from the date of the Addendum (the “Initial Payment”), representing repayment of seventy-five thousand dollars ($75,000) towards the accrued interest to date due under the Note, with the remaining amount to be applied to the principal. After the Initial Payment, the principal amount owed by the Company to Helms shall be eighty-nine thousand two hundred twenty-one and 45/100 dollars ($89,221.45) (the “Remaining Amount”).  The Remaining Amount due under the Note is to be paid over the next consecutive six (6) quarters, in equal installments of approximately fourteen thousand eight hundred seventy and 24/100 dollars ($14,870.24 ), plus accrued interest to date, worth of the Company’s common stock. The amount of shares to be issued to Helms shall be based on the closing price of the Company’s common stock on the last trading day of each calendar quarter, beginning on September 28, 2007, and shall be paid within seven (7) business days from said date. The payments shall be applied first to accrued interest and then principal.  The Company’s Board of Directors has the discretion to issue a greater amount of shares pursuant to this Section in order to pay off the Note sooner and any such amounts paid shall be without penalty.

A copy of the Addendum is filed herewith as Exhibit 10.1.

ITEM 2.03

REATION OF A DIRECT FINANCIAL OBLIGATION.

See Item 1.01 above.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES.

See Item 1.01 above.

ITEM 8.01

OTHER EVENTS.

See Item 1.01 above.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Not applicable.

(b) PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(c) EXHIBITS.

Exhibit Number	Description
10.1	Addendum to Payment in Kind Promissory Note entered into between the parties, dated July 31, 2007.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

EXECUTE SPORTS, INC.

August 1, 2007	By:	/s/ Geno Apicella
Geno Apicella
Chief Executive Officer